Exhibit 10.1

EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (this “Agreement”) is made as of March 18, 2024, by and among (a) Standard BioTools Inc., a Delaware corporation (the “Company”), (b) Casdin Private Growth Equity Fund II, L.P. and Casdin Partners Master Fund, L.P. (collectively, the “Casdin Investors”) and (c) Viking Global Opportunities Illiquid Investments Sub-Master LP and Viking Global Opportunities Drawdown (Aggregator) LP (collectively, the “Viking Investors”). Each of the Casdin Investors and the Viking Investors is referred to herein as an “Investor” and, collectively, the “Investors”.

RECITALS

WHEREAS, each Investor owns the number of shares of Series B-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B-1 Preferred Stock”) or Series B-2 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series B-2 Preferred Stock” and, together with the Series B-1 Preferred Stock, the “Series B Preferred Stock”) set forth opposite such Investor’s name on Schedule A under the heading “Series B-1 Convertible Preferred Stock” or “Series B-2 Convertible Preferred Stock” (as applicable);

WHEREAS, the Company and the Investors are party to that certain Registration Rights Agreement, dated as of January 23, 2022 (the “Registration Rights Agreement”), by and among the Company and the Investors;

WHEREAS, the Company and each Investor desire to exchange the shares of Series B Preferred Stock held by such Investor for shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) to be issued by the Company, on the basis and subject to the terms and conditions set forth in this Agreement;

WHEREAS, the Company and each Investor desire to amend the Registration Rights Agreement as set forth herein pursuant to Section 5.1 of the Registration Rights Agreement; and

WHEREAS, capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Series B-1 Convertible Preferred Stock Purchase Agreement, dated as of January 23, 2022, by and among the Company and the Casdin Investors, and the Series B-2 Convertible Preferred Stock Purchase Agreement, dated as of January 23, 2022, by and among the Company and the Viking Investors (collectively, the “Purchase Agreements”), as applicable.

NOW THEREFORE, the parties hereby agree as follows:

1.             EXCHANGE.

Section 1.1      Exchange of Series B Preferred Stock for Exchange Shares. Subject to the terms and conditions set forth in this Agreement, the Company and each Investor hereby agree that, at the Closing, each Investor will exchange the number of shares of Series B Preferred Stock held by such Investor set forth opposite such Investor’s name on Schedule A under the heading “Shares of Series B-1 Convertible Preferred Stock” or “Shares of Series B-2 Convertible Preferred Stock” (as applicable) for the number of shares of Common Stock set forth opposite such Investor’s name on Schedule A under the heading “Shares of Common Stock Issuable in Exchange” (all such shares of Common Stock issuable hereunder, the “Exchange Shares”) to be issued by the Company at the Closing. The foregoing exchange is referred to herein as the “Exchange”.

2.             CLOSING.

Section 2.1      Closing. The closing of the Exchange shall occur on the date hereof or such later date as is mutually agreed by the Company and the Investors and on which all of the conditions set forth in Section 5 have been satisfied (the “Closing Date”) and will take place remotely via the exchange of documents and signatures (the “Closing”).

Section 2.2      Delivery. At the Closing, subject to the terms and conditions hereof:

(a)            the Company shall deliver to each Investor the Exchange Shares issuable to such Investor pursuant to this Agreement bearing the restricted legends set forth herein, free and clear of any lien, pledge, mortgage, security interest, charge, option or other encumbrance of adverse claim of any kind (collectively, “Liens”), other than transfer restrictions, as applicable, under applicable federal and state securities laws; and upon receipt by each Investor of the Exchange Shares in accordance with this Section 2.2(a), such Investor’s rights to and under the Series B Preferred Stock held by such Investor shall, without any further action by the Company or such Investor, be extinguished; and

(b)            each Investor shall be deemed for all corporate purposes to have become the holder of record of the Exchange Shares issuable to such Investor hereunder at the Closing on the Closing Date, irrespective of the date and time such Exchange Shares are delivered to the Investors in accordance herewith.

Section 2.3      Termination of Series B Purchase Agreement Rights. Effective as of the Closing, all rights of the Investors set forth in the Purchase Agreements shall, without any further action by the Company or any Investor, be terminated and of no further force or effect.

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company hereby represents and warrants to each Investor, severally and not jointly, as follows:

(a)            The Company is duly incorporated and organized, and is validly existing and in good standing, under the laws of the State of Delaware. Each Subsidiary of the Company is duly organized or formed and is validly existing and in good standing (where such concept is recognized), under the laws of the State or jurisdiction of such Subsidiary’s organization or formation, as the case may be. The Company and each of its Subsidiaries has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except to the extent that the failure to be so qualified or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)            The Company has full right, power and authority to authorize, execute and deliver this Agreement, and to issue the Exchange Shares, and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of this Agreement, and to issue the Exchange Shares, and the consummation of the transactions contemplated hereby and thereby, has been duly and validly taken.

(c)            Neither the Company nor any of its Subsidiaries is (i) in violation of its Organizational Documents effective as of the date hereof; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court, conflict, breach, or Governmental Authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)            The execution, delivery and performance by the Company of each of this Agreement, the issuance of the Exchange Shares in the Exchange, and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement and the other operative documents (to which it is a party) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any property or assets of the Company or any of its Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, (ii) result in any violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or Governmental Authority or (iii) violate the Organizational Documents of the Company or any of its Subsidiaries, except, in the case of clauses (i) and (ii) above, for any such conflict, breach, violation or default that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(e)            No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the Exchange and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except (i) for such consents that have already been obtained, (ii) for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws, (iii) for any filing the Company is required to make under the Exchange Act on Form 8-K or registration statements in accordance with the Securities Act pursuant to the Registration Rights Agreement and (iv) to the extent the failure to obtain such consents, approvals, authorization, order, registration, or qualification has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f)            The Company and its Subsidiaries hold all licenses, consents and approvals required by, and are in compliance with, all regulations of state, federal and foreign Governmental Authorities that regulate the conduct of the business of the Company and its Subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)            This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(h)            The Company is not, and after giving effect to the Exchange, will not be, an “investment company”, as such term is defined in the United States Investment Company Act of 1940, as amended.

(i)            The Exchange Shares have been duly authorized, and, when issued in accordance with the terms of this Agreement, shall be fully paid and non-assessable, and free and clear of any Lien.

(j)            Assuming the accuracy of the representations and warranties of each Investor set forth in Section 4(d), the issuance of the Exchange Shares is exempt from the registration requirements of the Securities Act.

(k)            The Exchange will qualify for the registration exemption contained in Section 3(a)(9) of the Securities Act.

4.             REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

Each Investor hereby, severally and not jointly, represents and warrants to the Company as follows:

(a)            This Agreement constitutes such Investor’s valid and legally binding obligation, enforceable against such Investor in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Each Investor represents and warrants to the Company that it is duly organized, validly existing and in good standing under the laws of its jurisdiction of its incorporation or formation and that such Investor has the requisite power and authority to enter into this Agreement.

(b)            Such Investor is the sole record and beneficial owner of the number of shares of Series B Preferred Stock set forth opposite such Investor’s name on Schedule A.

(c)            The shares of Series B Preferred Stock held by such Investor are not subject to any Lien. The execution and delivery of, and the performance by such Investor of its obligations under, this Agreement, will not result in the creation of any Lien upon the Series B Preferred Stock held by such Investor. Upon the consummation of the Exchange, the Company will acquire the Series B Preferred Stock free and clear of any Liens. Such Investor has made no prior assignment, sale, participation, grant, conveyance or other transfer of, and has not entered into any other agreement to assign, sell, participate, grant or otherwise transfer, in whole or in part, any portion of its right, title or interests in the Series B Preferred Stock owned by such Investor.

(d)            Such Investor is familiar with the definition of, and qualifies as, an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and represents, agrees and acknowledges that it was not formed for the specific purpose of investing in the Exchange Shares or any subsequent conversion or exchange. Such Investor understands that the Exchange Shares are being issued without registration under the Securities Act, or under the securities laws of any U.S. state, in reliance by the Company upon exemptions provided by the Securities Act (including Section 4(a)(2)) and Section 3(a)(9) under the Securities Act) and the regulations promulgated thereunder and in reliance in part upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth in this Agreement (i) in concluding that the issuance of the Exchange Shares in the Exchange and any subsequent conversion or exchange, is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) determining the applicability of such exemptions and the suitability of such Investor to acquire the Exchange Shares. Such Investor represents that it is acquiring the Exchange Shares to be acquired by it in exchange for its Series B Preferred Stock solely for its own account and not as nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any state thereof, without prejudice, however, to such Investor’s right at all times (subject to Section 6) to sell or otherwise dispose of all or any part of such Exchange Shares pursuant to a registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act, subject to the terms of the Registration Rights Agreement. Each Investor understands that its investment in the Exchange Shares involves a high degree of risk and that no governmental body has passed on or made any recommendation or endorsement of the Exchange Shares and represents that it is able to bear the economic risk of its investment in the Exchange Shares.

(e)            No fees or commissions are or will be payable by such Investor to brokers, finders or investment bankers with respect to the acquisition of any of the Exchange Shares or the consummation of the transaction contemplated by this Agreement.

5.             CONDITIONS TO CLOSING.

Section 5.1      Conditions to Investors’ Obligations. The obligations of each Investor under Section 2 are subject to the fulfillment or waiver, in writing, on or before the Closing, of each of the following conditions, any of which may be waived exclusively by such Investor:

(a)            each of the representations and warranties of the Company contained in Section 3 shall be true and correct in all respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date;

(b)            the Company shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Company on or prior to the Closing Date;

(c)            the Nasdaq Stock Market LLC (“Nasdaq”) shall have received the Company’s Listing of Additional Shares notification form for the Exchange Shares, and no objection by Nasdaq shall have been provided to the Company;

(d)            since the execution of this Agreement, no change, event, effect, occurrence or circumstance shall have occurred that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

(e)            no notice of delisting from Nasdaq shall have been received by the Company with respect to the Common Stock;

(f)            Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., legal counsel to the Company, shall have delivered an opinion addressed to the Investors, dated as of the Closing Date, in form and substance reasonably satisfactory to each of the Investors; and

(g)            the Company shall have delivered to such Investor a certificate of the Company’s Secretary, certifying as to (1) the Company’s certificate of incorporation and bylaws and (2) board resolutions authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated herein, including the issuance of the Exchange Shares.

Section 5.2      Conditions to the Company’s Obligations. The obligations of the Company to issue the Exchange Shares in the Exchange, as applicable, are subject to the fulfillment or waiver, in writing, on or before the Closing, of each of the following conditions, any of which may be waived exclusively by the Company:

(a)            each of the representations and warranties of the Investors contained in Section 4 shall be true and correct in all respects on the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; and

(b)            the Investors shall have performed and complied with the covenants and agreements contained in this Agreement that are required to be performed and complied with by the Investors on or prior to the Closing Date.

6.             LOCK-UP.

Section 6.1      Lock-Up. Subject to the exceptions set forth in Section 6.2, each Investor agrees that, without the prior written consent of the Company, such Investor will not, during the period commencing on the Closing Date and ending on the six (6)-month anniversary of the Closing Date (the “Lock-Up Period”), (a) offer, pledge, gift, donate, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of the shares of Common Stock held by such Investor as of the date hereof (including the Exchange Shares issued to such Investor hereunder) (collectively, the “Lock-Up Shares”), or (b) enter into any swap, option (including, without limitation, put or call options), short sale, future, forward or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Shares, whether any such transaction is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise (the actions specified in clauses (a) and (b), a “Transfer”). The restrictions on Transfers in this Section 6.1 are hereinafter collectively referred to as the “Lock-Up”.

Section 6.2      Permitted Transfers. Notwithstanding anything to the contrary herein, the restrictions set forth in Section 6.1 shall not apply to the following:

(a)            Transfers by any Investor to any Affiliate of such Investor, including an affiliated investment fund, co-investment vehicle or aggregator vehicle (or equivalent) that is controlled, managed or advised by such Investor or an Affiliate of such Investor;

(b)            Transfers by virtue of laws of the state of the entity’s organization and the entity’s organizational documents upon dissolution of the entity (any transferees pursuant to clauses (a) and (b), “Permitted Transferees”);

(c)            Transfers in connection with a change of control of any Investor and/or its Permitted Transferees (each, an “Investor Party” and, collectively, “Investor Parties”);

(d)            Transfers or issuances of any limited partnership interests or other equity interests in any Investor Party (or any direct or indirect parent entity of such Investor Party, including any affiliated investment fund, co-investment vehicle or aggregator (or equivalent)); provided, that any transferor or transferee thereof shall be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer;

(e)            Transfers to the Company;

(f)            Transfers in the event of a liquidation, merger, consolidation, stock exchange, business combination, tender offer or other similar transaction that results in all holders of the Voting Stock of the Company having the right to exchange such Voting Stock for cash, securities or other property (including, for the avoidance of doubt, any tender offer or exchange offer that is for less than all of the outstanding shares of Common Stock); and

(g)            Transfers after commencement by the Company or a significant subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings;

provided, however, that in the case of clauses (a) and (b), the Permitted Transferees (if not already party hereto) shall, as a condition to any Transfer pursuant to this Section 6.2, agree in writing to be bound by the provisions of this Section 6 with respect to the Lock-Up Shares.

Section 6.3      Legends. Each Investor understands that, during the Lock-Up Period, the certificates or other instruments representing such Investor’s Lock-Up Shares that are Exchange Shares, to the extent of any applicable balance account at the transfer agent, shall bear legends in substantially the following forms (and a stop-transfer order may be placed against transfer of such Lock-Up Shares):

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO A LOCK-UP PURSUANT TO THAT CERTAIN EXCHANGE AGREEMENT, DATED MARCH 18, 2024 (THE “EXCHANGE AGREEMENT”), BY AND BETWEEN STANDARD BIOTOOLS INC. AND THE INVESTORS PARTY THERETO (THE “LOCK UP”), AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE LOCK-UP PERIOD (AS DEFINED IN THE EXCHANGE AGREEMENT) EXCEPT IN ACCORDANCE WITH THE EXCHANGE AGREEMENT.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL, IS AVAILABLE.

7.             REGISTRATION RIGHTS. Pursuant to Section 5.1 of the Registration Rights Agreement, the Company and each of the Investors hereby agree to amend, effective as of and conditioned upon the Closing, the Registration Rights Agreement as follows:

(a)            Exhibit A to the Registration Rights Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

““Exchange Agreement” means that certain Exchange Agreement, dated March 18, 2024, by and between the Company and the Purchasers, pursuant to which, among other things, the Company and the Purchasers agreed to exchange the shares of Series B Preferred Stock held by the Purchasers for the Exchange Shares.”

““Exchange Shares” shall have the meaning given to such term in the Exchange Agreement.”

(b)            The definitions of “Registrable Securities” and “Lock-Up Shares Period” in Exhibit A to the Registration Rights Agreement are hereby amended, respectively, to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) as follows:

““Registrable Securities” means, as of any date of determination, (x) any shares of ~~Series B Preferred Stock or~~ Common Stock held by a Holder as of the date of the Exchange Agreement, (y) any Exchange Shares acquired by any Holder pursuant to the Exchange Agreement ~~acquired pursuant to the Purchase Agreements (including pursuant to Section 6.16 of the Purchase Agreements) and the Loan Agreements or otherwise in a primary issuance of the Company pursuant to which such Holder has a preemptive right under Section 6.16 of the Purchase Agreement, including (i) any shares of Common Stock hereafter acquired by any Holder pursuant to the conversion of the Series B Preferred Stock in accordance with the Certificate of Designations and (ii) any shares of Series B Preferred Stock or Common Stock hereafter acquired by any Holder pursuant to the conversion of the Convertible Loans in accordance with the Loan Agreements~~ and (z~~y~~) any other securities issued or issuable with respect to any securities referred to in clauses (x) or (y) above~~such shares of Common Stock or Series B Preferred Stock or the Convertible Loans~~ by way of share split, share dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise ~~(including, for the avoidance of doubt, a redemption, put or call transaction pursuant to the Certificate of Designations or the Loan Agreements)~~. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities, (iv) such securities are sold in a broker’s transaction under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (v) such securities are eligible to be resold in a broker’s transaction under Rule 144 without regard to Rule 144’s volume and manner of sale restrictions and the Holder, together with its Affiliates, beneficially owns less than 3% of the Company’s then-outstanding shares of Common Stock and has no representative on the Company’s board of directors or (vi) such securities have been sold or transferred by any Holder thereof pursuant to Rule 144 (or any similar provision then in force under the Securities Act) and the transferee thereof does not receive “restricted securities” as defined in Rule 144. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Securities, and the Registrable Securities will be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person will be entitled to exercise the rights of a holder of Registrable Securities hereunder. Notwithstanding anything contained in this Agreement, ~~the Company shall not register the Series B Preferred Stock and~~ a Holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock and any Registrable Securities described in clause (z) of the first sentence of this paragraph be registered pursuant to this Agreement and the Company will only file a Registration Statement with respect to Common Stock and any Registrable Securities described in clause (z) of the first sentence of this paragraph (even if such Holder does not yet hold its Registrable Securities in the form of Common Stock or any such other Registrable Securities)).”

““Lock-Up Shares Period” means with respect to the Exchange Shares~~Series B Preferred Stock~~ that are held by the Purchasers or their Permitted Transferees (as defined in the Exchange Agreement), the period commencing on the closing date of the transactions contemplated by the Exchange Agreement and ending on the six-month anniversary of the closing date of the transactions contemplated by the Exchange~~Purchase~~ Agreement~~s~~.”

(c)            Sections 1.1 and 4.1 of the Registration Rights Agreement are hereby amended, respectively, to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) as follows:

“Section 1.1 Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall use reasonable best efforts to prepare and file within 90 days following the closing date of the transactions contemplated by the Exchange Agreement~~the period of time commencing on the date hereof and ending on the later of (a) 120 days after the date hereof or (b) 20 days after the date of the first Company stockholder meeting held to approve the authorization and terms of the Series B Preferred Stock~~, a registration statement covering (or post-effective amendment to an existing registration statement in order to provide for) the sale or distribution from time to time by the Holders, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (or any similar provision adopted by the SEC then in effect), of all of the Registrable Securities on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Holders) (the “Resale Shelf Registration Statement”), and if the Company is a WKSI as of the filing date, the Resale Shelf Registration Statement shall consist of an Automatic Shelf Registration Statement, or a prospectus supplement to an effective Automatic Shelf Registration Statement, that shall become effective upon filing with the SEC pursuant to Rule 462(e). If the Resale Shelf Registration Statement is not an Automatic Shelf Registration Statement, then the Company shall use reasonable best efforts to cause such Resale Shelf Registration Statement to be declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.”

“Section 4.1 Transfer of Registration Rights. Any rights to cause the Company to register securities granted to a Holder under this Agreement may be transferred or assigned to any Person only in connection with a Transfer (~~both~~ as defined in the Exchange~~Purchase~~ Agreement~~s~~) of ~~Series B Preferred Stock or~~ Common Stock, as applicable, permitted under Section 6~~.15(b)~~ of the Exchange~~Purchase~~ Agreement~~s~~; provided, however, that (a) such transfer may otherwise be effected in accordance with applicable securities laws, (b) prior written notice of such assignment of rights is given to the Company, (c) such transferee agrees in writing to be bound by, and subject to, this Agreement as a “Holder” pursuant to a written instrument in form and substance reasonably acceptable to the Company and (d) such Transfer represents 3% or more of the outstanding Common Stock on an as-converted basis.”

All other paragraphs, provisions, and clauses in the Registration Rights Agreement not modified by this Section 7 shall remain in full force and effect as originally written.

If the Exchange closes with respect to certain Investor(s) (such Investors, the “Amended RRA Investors”) but does not close with respect to other Investor(s) (such Investors, the “Original RRA Investors”), (1) the Registration Rights Agreement, as amended by this Section 7 (the “Amended RRA”) shall be effective and applicable only with respect to the Amended RRA Investors, (2) the Amended RRA shall not be effective or applicable with respect to the Original RRA Investors and (3) the Registration Rights Agreement shall remain in full force and effect as originally written with respect to the Original RRA Investors.

8.             GENERAL PROVISIONS.

Section 8.1      Further Assurances. From and after the date of this Agreement, upon the request of the Investors or the Company, the Company and the Investors shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

Section 8.2      Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

Section 8.3      Entire Agreement. This Agreement and all other documents referred to herein supersede all other prior oral or written agreements between the Company and the Investors with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of the Investors or the Company makes any representation, warranty, covenant or undertaking with respect to such matters.

Section 8.4      Amendments. This Agreement may be amended, modified or supplemented only by written agreement of each of the parties. No provision of this Agreement may be waived except in writing signed by the party against whom such waiver is sought to be enforced.

Section 8.5      Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be as follows (or such other address, facsimile number and/or email address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change):

(i)	If to the Company:

Standard BioTools Inc.

50 Milk Street, 10th Floor

Boston, MA 02109

Attn: Aggie Gallagher, General Counsel

Email:

With copies to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

One Financial Center

Boston, MA 02111

Attn: Matthew J. Gardella; Matthew W. Tikonoff

Email: MGardella@mintz.com; MWTikonoff@mintz.com

(ii)	If to any of the Casdin Investors:

c/o Casdin Capital, LLC

1350 Avenue of the Americas, Suite 2600

New York, NY 10019

Attn: Steve Giordano

Email:

With copies to:

Wilmer Cutler Pickering Hale & Dorr LLP

7 World Trade Center

250 Greenwich St 45th floor,

New York, NY 10007

Attn: Keith Trammell

Email: Keith.Trammell@wilmerhale.com

(iii)	If to any of the Viking Investors:

c/o Viking Global Investors LP

600 Washington Boulevard

Stamford, CT 06901

Attn: Legal and Compliance Department

Email:

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Michael Movsovich; Ross M. Leff

Email: mmovsovich@kirkland.com; ross.leff@kirkland.com

Written confirmation of receipt (x) given by the recipient of such notice, consent, waiver or other communication, (y) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (z) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

Section 8.6      Governing Law; Venue. This Agreement and all disputes, actions or proceedings (whether based on contract, tort or otherwise) based on, arising out of or relating to this Agreement shall be construed and enforced in accordance with shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The provisions set forth in the Purchase Agreements to determine the proper venue for any disputes are incorporated herein by this reference.

Section 8.7      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. A party may not assign this Agreement or any of its obligations herein without the prior written consent of the other parties.

Section 8.8      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

Section 8.9      Consent of Series B Preferred Stock Holders. Each Investor hereby consents, pursuant to Section 13(b)(v) of the Certificate of Designations, to the filing upon the Closing of Certificates of Elimination to eliminate the Series B Preferred Stock.

Section 8.10      Intended Tax Treatment. The parties intend for U.S. federal and applicable state and local income tax purposes that the Exchange be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the “Code”), and a tax-free exchange under Section 1036 of the Code (the “Intended Tax Treatment”). The parties shall not file any tax return or take any position inconsistent with the Intended Tax Treatment unless otherwise required by a taxing authority following an audit or examination in which the Intended Tax Treatment was defended diligently and in good faith.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Exchange Agreement as of the date first written above.

STANDARD BIOTOOLS INC.

By:	/s/ Jeffrey Black
Name:	Jeffrey Black
Title:	Chief Financial Officer

[Signature Page to Exchange Agreement]

CASDIN PRIVATE GROWTH EQUITY FUND II, L.P.

By:	Casdin Private Growth Equity Fund II GP, LLC, its General Partner

By:	/s/ Steven Giordano
Name:	Steven Giordano
Title:	General Counsel

CASDIN PARTNERS MASTER FUND, L.P.

By:	Casdin Partners GP, LLC, its General Partner

By:	/s/ Steven Giordano
Name:	Steven Giordano
Title:	General Counsel

[Signature Page to Exchange Agreement]

VIKING GLOBAL OPPORTUNITIES
ILLIQUID INVESTMENTS SUB-MASTER LP

By:	Viking Global Opportunities Portfolio GP, LLC, its General Partner

By:	/s/ Katerina Novak
Name:	Katerina Novak
Title:	Authorized Signatory

VIKING GLOBAL OPPORTUNITIES
DRAWDOWN (AGGREGATOR) LP

By:	Viking Global Opportunities Drawdown Portfolio GP LLC, its General Partner

By:	/s/ Katerina Novak
Name:	Katerina Novak
Title:	Authorized Signatory

[Signature Page to Exchange Agreement]

SCHEDULE A

Exchange Shares

Investor	Shares of Series B-1 Convertible Preferred Stock	Shares of Series B-2 Convertible Preferred Stock	Shares of Common Stock Issuable in Exchange
CASDIN PRIVATE GROWTH EQUITY FUND II, L.P.	38,334	--	13,939,637
CASDIN PARTNERS MASTER FUND, L.P.	89,446	--	32,525,821
VIKING GLOBAL OPPORTUNITIES ILLIQUID INVESTMENTS SUB-MASTER LP	--	85,612	31,131,639
VIKING GLOBAL OPPORTUNITIES DRAWDOWN (AGGREGATOR) LP	--	42,167	15,333,456
TOTAL	127,780	127,779	92,930,553

Exhibit A-1